As filed with the Securities and Exchange Commission on January 3, 2008

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	22-3192085
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, MA 02421

(Address of Principal Executive Offices) (Zip Code)

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2002 DIRECTORS’ EQUITY INCENTIVE PLAN

(f/k/a Amended and Restated 2002 Directors’ Stock Option Plan)

(Full Title of the Plan)

Michael W. Bonney

President and Chief Executive Officer

CUBIST PHARMACEUTICALS, INC.

65 Hayden Avenue

Lexington, Massachusetts 02421

(Name and Address of Agent For Service)

(781) 860-8660

Telephone Number, Including Area Code, of Agent for Service

Copies to:

Julio E. Vega, Esq. Matthew J. Cushing, Esq.
BINGHAM MCCUTCHEN LLP
150 Federal Street
Boston, MA 02110-1726
(617) 951-8000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common Stock, $0.001 par value	300,000	$20.27(1)	$6,081,000	$238.98

(1)           The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.  It is not known how many of these shares will be purchased or at what price.  The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 300,000 shares registered hereunder pursuant to the grant of awards under the Amended and Restated 2002 Directors’ Equity Incentive Plan (f/k/a Amended and Restated 2002 Directors’ Stock Option Plan), or, the Directors’ Plan, exercisable for all of such shares, at an exercise price of $20.27 per share, which is the average of the high and low prices of Cubist’s common stock as listed on the NASDAQ Global Select Market on January 2, 2008.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-136937) previously filed by the registrant on August 28, 2006, which registers 150,000 shares of common stock, the Registration Statement on Form S-8 (File No. 333-118065) previously filed by the registrant on August 10, 2004, which registers 3,866,564 shares of common stock and the

Registration Statement on Form S-8 (File No. 333-99739) previously filed by the registrant on September 18, 2002, which registers 1,927,067 shares of common stock.  An aggregate filing fee for all such prior registration statements in the amount of $5,946.84 was previously paid with respect to such shares.

EXPLANATORY NOTE

On September 18, 2002 we filed a Registration Statement on Form S-8 (File No. 333- 99739) (referred to in this document as the “First Registration Statement”) to register under the Securities Act an additional 697,067 shares of our common stock issuable by us under the Cubist Amended and Restated 1993 Stock Option Plan, 1,055,000 shares issuable by us under the 2000 Equity Incentive Plan and 175,000 shares issuable by us under the Directors’ Plan.  On August 10, 2004, we filed a Registration Statement on Form S-8 (File No. 333-118065) (referred to in this document as the “Second Registration Statement”) to register under the Securities Act an additional 3,516,564 shares of common stock issuable by us under the 2000 Equity Incentive Plan and 350,000 shares issuable by us under the Directors’ Plan.  On August 28, 2006, we filed a Registration Statement on Form S-8 (File No. 333-136937) (referred to in this document as the “Third Registration Statement”) to register under the Securities Act an additional 150,000 shares of common stock issuable by us under the Directors’ Plan.

Our stockholders voted to amend the Directors’ Plan at the 2007 annual meeting of stockholders on June 7, 2007 to increase the authorized shares under such plan from 675,000 to 975,000.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 300,000 shares of our common stock subject to issuance upon the granting of awards of restricted stock or upon the exercise of stock options that may be granted under the Directors’ Plan at any time or from time to time after the date hereof under such plan.  Pursuant to General Instruction E to Form S-8, the registrant hereby incorporates herein by reference the contents of the First Registration Statement, Second Registration Statement and Third Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

•                                          Annual Report on Form 10-K for the year ended December 31, 2006;

•                                          Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007;

•                                          Current Reports on Form 8-K filed on April 23, 2007, June 7, 2007, June 29, 2007, July 31, 2007, August 3, 2007, August 31, 2007, September 12, 2007, September 26, 2007, October 17, 2007, October 30, 2007, November 14, 2007, December 26, 2007 and December 28, 2007;

•                                         the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description; and

•                                          the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing, telephoning or e-mailing us at the following address:

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, MA 02421

Attn: Investor Relations

(781) 860-8660

e-mail: ir@cubist.com

Item 5.  Interests of Named Experts or Counsel

Not applicable.

Item 8.  Exhibits

Any of the below-listed exhibits containing parenthetical information are incorporated by reference from the Company’s filing indicated next to the title of such exhibit. All other below-listed exhibits are filed herewith:

3.1	Restated Certificate of Incorporation (Exhibit 3.1, Cubist’s Quarterly Report on Form 10-Q, filed on August 6, 2004, File no. 000-21379).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation (Exhibit 3.1, Cubist’s Quarterly Report on Form 10-Q, filed on August 3, 2007, File no. 000-21379).

3.3	Amended and Restated By-Laws of Cubist (Exhibit 3.1, Current Report on Form 8-K, filed on December 26, 2007, File no. 000-21379).

4.1	Specimen certificate for shares of Common Stock (Exhibit 4.1, Cubist’s Annual Report on Form 10-K, filed on March 1, 2006, File No. 000-21379).

4.2	Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A., as Rights Agent (Exhibit 4.1, Current Report on Form 8-K, filed on August 5, 2005, File no. 000-21379).

4.3

First Amendment, dated as of March 3, 2000, to the Rights Agreement, dated as of July 21, 1999 between Cubist and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.2, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.4

Amendment, dated as of March 20, 2002, to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.3, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.5

Third Amendment, dated as of August 2, 2005, to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.4, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.6	Indenture, dated as of June 6, 2006, between Cubist and The Bank of New York Trust Company, N.A., as trustee (Exhibit 4.1, Current Report on Form 8-K, filed on June 9, 2006, File No. 000-21379).

4.7	Note, dated June 6, 2006, issued by Cubist (Exhibit 4.7, Cubist’s Annual Report on Form 10-K, filed on March 1, 2007, File No. 000-21379).

5	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included in signature page to registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 3rd day of January, 2008.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Michael W. Bonney
Michael W. Bonney
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Michael W. Bonney and David W.J. McGirr severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Michael W. Bonney	President, Chief Executive Officer and Director	December 18, 2007
Michael W. Bonney	(Principal Executive Officer)

/s/ David W.J. McGirr	Senior Vice President and Chief Financial Officer	December 18, 2007
David W.J. McGirr	(Principal Financial and Accounting Officer)

/s/ Kenneth M. Bate	Director	December 18, 2007
Kenneth M. Bate

/s/ Sylvie Gregoire	Director	December 18, 2007
Sylvie Gregoire

/s/ David W. Martin, Jr.	Director	December 18, 2007
David W. Martin, Jr.

/s/ Walter R. Maupay	Director	December 18, 2007
Walter R. Maupay

/s/ Martin Rosenberg	Director	December 18, 2007
Martin Rosenberg

/s/ J. Matthew Singleton	Director	December 18, 2007
J. Matthew Singleton

/s/ Martin H. Soeters	Director	December 18, 2007
Martin H. Soeters

/s/ Michael B. Wood	Director	December 18, 2007
Michael B. Wood

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Restated Certificate of Incorporation (Exhibit 3.1, Cubist’s Quarterly Report on Form 10-Q, filed on August 6, 2004, File no. 000-21379).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation (Exhibit 3.1, Cubist’s Quarterly Report on Form 10-Q, filed on August 3, 2007, File no. 000-21379).

3.3	Amended and Restated By-Laws of Cubist (Exhibit 3.1, Current Report on Form 8-K, filed on December 26, 2007, File no. 000-21379).

4.1	Specimen certificate for shares of Common Stock (Exhibit 4.1, Cubist’s Annual Report on Form 10-K, filed on March 1, 2006, File No. 000-21379).

4.2	Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A., as Rights Agent (Exhibit 4.1, Current Report on Form 8-K, filed on August 5, 2005, File no. 000-21379).

4.3

First Amendment, dated as of March 3, 2000, to the Rights Agreement, dated as of July 21, 1999 between Cubist and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.2, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.4

Amendment, dated as of March 20, 2002, to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.3, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.5

Third Amendment, dated as of August 2, 2005, to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.4, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.6	Indenture, dated as of June 6, 2006, between Cubist and The Bank of New York Trust Company, N.A., as trustee (Exhibit 4.1, Current Report on Form 8-K, filed on June 9, 2006, File No. 000-21379).

4.7	Note, dated June 6, 2006, issued by Cubist (Exhibit 4.7, Cubist’s Annual Report on Form 10-K, filed on March 1, 2007, File No. 000-21379).

5	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included in signature page to registration statement).